UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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Gran Tierra Energy Inc.

(Name of Registrant as Specified In Its Charter)

West Face SPV (Cayman) I L.P.

West Face Capital Inc.

West Face SPV (Cayman) General Partners Inc.

West Face Long Term Opportunities Global Master L.P.

Gregory A. Boland

Peter Dey

Ryan Ellson

James Evans

Gary S. Guidry

Robert B. Hodgins

Ronald W. Royal

David P. Smith

Brooke N. Wade

Laurence West

Dulat Zhurgenbay

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 28, 2015, West Face Capital Inc. (“West Face Capital”) released its presentation entitled “Proposal for Change.” The presentation is attached hereto as Exhibit 1 and may be provided to stockholders of Gran Tierra Energy, Inc. by West Face Capital, West Face SPV (Cayman) I L.P., West Face SPV (Cayman) General Partners Inc., West Face Long Term Opportunities Global Master L.P., Gregory A. Boland, Peter Dey, Ryan Ellson, James Evans, Gary S. Guidry, Robert B. Hodgins, Ronald W. Royal, David P. Smith, Brooke N. Wade, Laurence West and Dulat Zhurgenbay. This presentation is being filed by West Face Capital in HTML and PDF formats as a convenience for readers.

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